Exhibit 99.1
Press Release

Release Date:  February 8, 2008

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES
RESULTS OF ANNUAL SHAREHOLDER MEETING

Philadelphia, PA (February 8, 2008) - Prudential Bancorp, Inc. of Pennsylvania (NASDAQ Global Market: PBIP) (the "Company"), the "mid-tier" holding company for Prudential Savings Bank, today announced results of the voting on the two proposals presented to shareholders at its annual meeting of shareholders. The results show that Prudential Bancorp's shareholders re-elected Francis V. Mulcahy and Joseph W. Packer, Jr. to the Board of Directors for three year terms.  Shareholders also ratified the appointment of Deloitte & Touche LLP as Prudential Bancorp's independent registered public accounting firm.

In announcing the results of the Annual Meeting, Thomas A. Vento, President and Chief Executive Officer, stated, “We are implementing our strategic plan designed to build long-term shareholder value while continuing to serve the needs of our local communities by, among other things:

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Continuing our long-term growth strategy.  During 2007 we chose to proceed cautiously and not increase our exposure, especially in construction lending, until the real estate market stabilizes.  Although our loan portfolio did not grow this past fiscal year, we remained an active lender in our communities, funding more than $65.0 million of loans in fiscal 2007.

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Continuing our share repurchase activity.  As a reflection of our commitment to shareholders and to prudent capital management we announced on January 22, 2008 that Prudential Bancorp and Prudential Mutual Holding Company would each be repurchasing up to an additional 5.0% of the shares held by public shareholders, or 440,000 shares in the aggregate.

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Continuing our dividend policy.  We are committed to maintaining a cash dividend policy that rewards long-term shareholders.  During 2007 we paid dividends on our common stock totaling $0.19 per share and maintained capital well in excess of regulatory requirements which positions us to be able to continue to pay quarterly cash dividends.

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Continuing our commitment to our customers.  We believe that our ability to provide superior customer service will permit us to grow our customer base and thereby enhance the long-term value of our franchise.  An integral part of our ability to service our customers and the communities in which we operate and to grow on a long-term basis is our commitment to the mutual holding company charter.  Our mutual holding company structure permits the board and management to focus on business strategies which will bring long-term success to the Company.”

Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. Prudential Savings Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as six additional full-service branch offices, five of which are in Philadelphia and one of which is in Drexel Hill in Delaware County, Pennsylvania.

This news release contains certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Prudential Bancorp, Inc. of Pennsylvania.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. Investors are encouraged to review the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statement.

Contact:	Thomas A. Vento, President
Joseph R. Corrato Executive Vice President
(215) 755-1500